UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLACKROCK TCP CAPITAL CORP. 2951 28th Street, Suite 1000 Santa Monica, California 90405

THE MEETING DATE IS FAST APPROACHING

PLEASE VOTE YOUR PROXY TODAY

January 23, 2019

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Blackrock TCP Capital Corp. to be held on February 8, 2019. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated January 2, 2019, the Board of Directors recommends that you vote “FOR” both Proposals. The independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis both recommend voting FOR both Proposals. Please vote your shares via the internet or by telephone as soon as possible or alternatively, please sign, date, and return the enclosed voting instruction form (see the instructions below).

If you need assistance voting your shares or have questions, please call D.F. King & Co., Inc. toll free at 1-866-406-2287. On behalf of your Board of Directors, thank you for your trust and continued support.

Sincerely,

Howard M. Levkowitz Chair of the Board of Directors and Chief Executive Officer of the Company

You may use one of the following simple methods to promptly provide your voting instructions:
1.	Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.
2.	Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 454-8683.
3.	Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.

Form of Email to Unvoted Registered Shares
(to be personalized with registered owners contact info)

Dear                   ,

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of BlackRock TCP Capital Corp. to be held on February 8, 2019. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated January 2, 2019, the Board of Directors recommends that you vote “FOR” both Proposals. The independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis both recommend voting FOR both proposals. Please vote your shares online at https://www.proxypush.com/tcpc or by telephone by calling 866-883-3382 as soon as possible. To vote, you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

Thank you for your continued support,

Form of Follow Up Email to Unvoted Registered Shares
(to be personalized with registered owners contact info)

Dear                   ,

We were just following up on our email below as our records show that you have not yet voted your TCPC shares. Please vote your shares online at https://www.proxypush.com/tcpc or by telephone by calling 866-883-3382 as soon as possible. To vote you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

Thank you for your continued support,